UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

  ___________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

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EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

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Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519, Belvidere, New Jersey	07823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 750-3953

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On June 17, 2024, Edible Garden AG Incorporated (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that Nasdaq granted the Company until October 8, 2024 to regain compliance with requirements for continued listing on Nasdaq.

On or before October 8, 2024, the Company must evidence compliance with Nasdaq Listing Rule 5550(b) (the “Rule”), which requires the Company to have a minimum $2,500,000 in stockholder’s equity, $35,000,000 market value of listed securities, or $500,000 net income from continuing operations. If the Company fails to regain compliance with the Rule, or fails to evidence compliance with the Rule in its periodic report for the year ending December 31, 2024, the Company may be subject to delisting. In that event, the Company would have the right to a hearing before a Nasdaq hearings panel, which would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

Also on June 17, 2024, the Company received a letter from the Listing Qualifications Department of Nasdaq indicating that it had regained compliance with the publicly held shares requirement for continued listing on Nasdaq under Nasdaq Rule 5550(a)(4).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: June 21, 2024	/s/ James E. Kras
	Name:	James E. Kras
	Title:	President and Chief Executive Officer

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